Exhibit 21.1

IAC/InterActiveCorp Subsidiaries

As of December 31, 2005

Entity	Jurisdiction of Formation

4075650 Canada Inc.	Canada
8831-8833 Sunset, LLC	Delaware
Access Direct Telemarketing, Inc.	Iowa
Aqua Acquisition Holdings, LLC	Delaware
Ask Jeeves (Canada) Inc.	Canada
Ask Jeeves (Hangzhou) Limited	People’s Republic of China
Ask Jeeves (Jersey) Limited	Jersey - Channel Islands
Ask Jeeves Australia Pty. Ltd.	Australia
Ask Jeeves B.V.	Netherlands
Ask Jeeves Deutschland GmbH	Germany
Ask Jeeves Espana S.L.	Spain
Ask Jeeves Europe Limited	Ireland
Ask Jeeves International, Inc.	Delaware
Ask Jeeves Internet Limited	United Kingdom
Ask Jeeves Italia S.r.l.	Italy
Ask Jeeves Technologies Limited	Ireland
Ask Jeeves UK Partnership	United Kingdom
Ask Jeeves, Inc.	Delaware
AST LLC	Delaware
AST Sub, Inc.	Delaware
Avaltus, Inc.	New Jersey
Ballard Designs, Inc.	Georgia
Barama, SA	Belgium
BiljettDirekt Ticnet AB	Sweden
BILLETnet A/S	Denmark
Billetservice AS	Norway
Billettsentralen AS	Norway
Cinema Acquisition LLC	Delaware
Cinmar, Inc.	Ohio
Cinmar, L.P.	Delaware
CitySearch Canada Inc.	Canada (Ontario)
Cornerstone Brands, Inc.	Delaware
Cornerstone Consolidated Services Group, Inc.	Delaware
Cornerstone Real Estate Company I, LLC	Delaware
Corona Services, Inc.	Delaware
ECS Sports Fulfillment LLC	Delaware
Elicia Acquisition Corp.	Delaware
Entertainment Publications of Canada Limited	New Brunswick
Entertainment Publications of Puerto Rico, Inc.	Delaware
Entertainment Publications, Inc.	Michigan
Exception Management Services LP	Delaware
Excite Italia B.V.	Netherlands
Excite Network S.L.	Spain
FC1031 Limited	United Kingdom
Focus Interactive, Inc.	Delaware
Garnet Hill, Inc.	New Hampshire
GiftCo, Inc.	Delaware
GRB, Inc.	Delaware
H.O.T. Belgium S.A.	Belgium

Entity	Jurisdiction of Formation
H.O.T. Networks GmbH	Germany
H.O.T. Networks Holdings (Delaware) L.L.C.	Delaware
Hancock Information Group, Inc	Florida
HLC Escrow, Inc.	California
Home Fashion Consultants, Inc.	Delaware
Home Loan Center, Inc.	California
Home Shopping Español (Mexico) S. de R.L. de C.V.	Mexico
Home Shopping Español Servicios (Mexico) S. de R.L. de C.V.	Mexico
Home Shopping Europe en Francais S.A.	France
Home Shopping Europe en het Nederlands N.V.	Netherlands
Home Shopping Europe GmbH & Co. KG	Germany
Home Shopping Europe Holding GmbH	Germany
Home Shopping Europe Ltd.	United Kingdom
Home Shopping Europe Management GmbH	Germany
Home Shopping Network En Español L.L.C.	Delaware
Home Shopping Network En Español L.P.	Delaware
Home Shopping Network, Inc.	Delaware
HomeSpace Acquisition Co.	Delaware
HSE Media LLC	Delaware
HSN Capital LLC	Delaware
HSN Catalog Services, Inc.	Delaware
HSN Direct LLC	Delaware
HSN Fulfillment LLC	Delaware
HSN General Partner LLC	Delaware
HSN GmbH & Co. KG	Germany
HSN Home Shopping Network GmbH	Germany
HSN Improvements LLC	Delaware
HSN Interactive LLC	Delaware
HSN LP	Delaware
HSN New Media GmbH	Germany
HSN of Nevada LLC	Delaware
HSN Realty LLC	Delaware
HSN UK Holdings Ltd.	United Kingdom
HSNAutomatic LLC	Delaware
HTRF Holdings, Inc.	Delaware
HTRF Ventures, LLC	Delaware
IAC 19th St. Holdings, LLC	Delaware
IAC Falcon Holdings, LLC	Delaware
IAC Partner Marketing, Inc.	Delaware
IBUY TV Limited	United Kingdom
IIC Holdings Incorporated	Delaware
ImproveNet, Inc.	Delaware
iNest Realty of Minnesota, Inc.	Minnesota
iNest Realty, Inc.	Illinois
Ingenious Designs LLC	Delaware
In-Home Service Professionals, Inc.	Delaware
Intercambios Internacionales de Vacaciones Interval International España SA	Spain
Intercambios Internacionales de Vacaciones S.A. de C.V.	Mexico
InterCaptiveCorp, Ltd.	Bermuda
Internest, Inc.	Delaware
Internet Investment Inc.	Bahamas
Internet Shopping Network LLC	Delaware
Interval Acquisition Corp.	Delaware
Interval European Holdings Limited	England and Wales
Interval Holdings, Inc.	Delaware
Interval International (Israel) Vacation Enterprises Limited	Israel
Interval International Argentina S.A.	Argentina

Entity	Jurisdiction of Formation
Interval International Brasil Serviços Ltda	Brazil
Interval International de Chile S.A.	Chile
Interval International de Colombia, S.A.	Colombia
Interval International Devre Mulk Turizm Limited Sirketi	Turkey
Interval International Eastern Canada, Inc.	Canada (Ontario)
Interval International Egypt Ltd.	Egypt
Interval International Finland Oy	Finland
Interval International France SA	France
Interval International FZE	Dubai, United Arab Emirates
Interval International GmbH	Germany
Interval International Greece Ltd.	Greece
Interval International Holdings Mexico S.A. de C.V.	Mexico
Interval International Holdings, Inc.	Florida
Interval International India Private Limited	India
Interval International Italia SRL	Italy
Interval International Limited	England and Wales
Interval International Overseas Holdings, Inc.	Florida
Interval International Singapore (Pte) Ltd.	Singapore
Interval International South Africa (Pty) Ltd.	South Africa
Interval International, Inc.	Florida
Interval Resort & Financial Services, Inc.	Florida
Interval Servicios de Mexico S.A. de C.V.	Mexico
Interval Software Services (Europe) Limited	Northern Ireland
Interval Software Services, LLC	Florida
Interval Travel Limited	England and Wales
Interval UK Holdings Limited	England and Wales
Interval Vacation Exchange, Inc.	Delaware
Intervalo Internacional Prestação da Serviços Lda	Portugal
iWon Points LLC	New York
Jessitt-Gold Interiors, Inc.	Delaware
Kartenhaus Ticketservice GmbH	Germany
Kiss.com Inc.	Delaware
LendingTree Alabama Title Services, LLC	Alabama
LendingTree Settlement Services, LLC	Delaware
LendingTree, LLC	Delaware
Lippupalvelu OY	Finland
LT Real Estate, Inc.	Delaware
Match.com International Holdings, Inc.	Delaware
Match.com International Licenseco, LLC	Delaware
Match.com International Ltd.	United Kingdom
Match.com L.P.	Delaware
MatchLive LLC	Delaware
MaxOnline, LLC	Delaware
Meragon Financial Services, Inc.	North Carolina
Meridian Financial Services, Inc.	North Carolina
Microflex 2001 LLC	Delaware
Mojo Acquisition Corp.	Delaware
New USANi Holding Company, Inc.	Delaware
New-U Studios Holdings, Inc.	Delaware
NLG Merger Corp.	Delaware
Organización Interval International, C.A.	Venezuela
Points Investments, Inc.	Delaware
Power Ten Ventures, Inc.	Delaware
PRC, LLC	Florida
Precision Response of North America, Inc.	Delaware
Precision Response of Pennsylvania, LLC	Delaware

Entity	Jurisdiction of Formation
Pronto, Inc.	Delaware
Quiz TV Limited	United Kingdom
R.A.B.B. Ticketing Control AB	Sweden
Red Five Holdings, LLC	Delaware
Reseau Admission, Inc.	Canada
ReserveAmerica CA Inc.	Delaware
ReserveAmerica Holdings Inc.	Canada (Ontario)
ReserveAmerica Inc.	Delaware
ReserveAmerica ON Inc.	Canada (Ontario)
ReserveAmerica U.S. Holdings Inc.	Delaware
RMS, LLC	Delaware
Robin Acquisition Corp.	Delaware
Sally Foster, Inc.	Michigan
ServiceMagic Inc.	Delaware
Shoebuy.com, Inc.	Delaware
Short Shopping LLC	Delaware
Show Tickets Australia Pty. Ltd.	Australia
SK Holdings, Inc.	Delaware
Smith & Noble, LLC	Delaware
SN Windoware, Inc.	Delaware
Soulmates International, Inc.	Delaware
Soulmates Limited	New Zealand
Soulmates Technology Limited	United Kingdom
Soulmates Technology Pty Ltd.	New South Wales Australia
Styleclick Chicago, Inc.	Delaware
Styleclick, Inc.	Delaware
Styleclick.com Inc.	California
Synchro Systems Limited	United Kingdom
Targeted Media Solutions LLC	Delaware
The Cornerstone Brands Group, Inc.	Delaware
The Cornerstone Holdings Group, Inc.	Delaware
The IAC Foundation, Inc.	Delaware
The Territory Ahead, Inc.	Delaware
The Ticket Shop UnLimited	Ireland
Tickemaster-Indiana, LLC	Delaware
Ticket Agent Group T.A.G. AB	Sweden
Ticket Service Nederland B.V.	Netherlands
Ticket Shop (IOM) Holdings	Isle of Man
Ticket Shop One (IOM) Limited	Isle of Man
Ticket Shop Two (IOM) Limited	Isle of Man
Ticketline (UnLimited)	Ireland
Ticketmaster	Delaware
Ticketmaster Advance Tickets, LLC	Colorado
Ticketmaster Australia Pty. Ltd.	Australia
Ticketmaster California Gift Certificates L.L.C.	California
Ticketmaster Canada Ltd.	Canada
Ticketmaster Corporation	Illinois
Ticketmaster Deutschland GmbH	Germany
Ticketmaster EDCS LLC	Delaware
Ticketmaster Florida Gift Certificates L.L.C.	Florida
Ticketmaster France Holdings Co. EURL	France
Ticketmaster Georgia Gift Certificates L.L.C.	Georgia
Ticketmaster Group, Inc.	Illinois
Ticketmaster Indiana Holdings Corp.	Indiana
Ticketmaster International Events Ltd.	United Kingdom
Ticketmaster L.L.C.	Virginia

Entity	Jurisdiction of Formation
Ticketmaster Multimedia Holdings, LLC	Delaware
Ticketmaster New Ventures Finance HB	Sweden
Ticketmaster New Ventures Holding II AB	Sweden
Ticketmaster New Ventures, Ltd.	Cayman Island
Ticketmaster NZ Pty. Ltd.	New Zealand
Ticketmaster Online-Citysearch Canada Ltd.	Canada (Ontario)
Ticketmaster Pacific Acquisitions, Inc.	Delaware
Ticketmaster UK Limited	United Kingdom
Ticketmaster West Virginia Gift Certificates L.L.C.	West Virginia
Ticketmaster-New Ventures Holdings, Inc.	Delaware
Ticketron Australia Pty Ltd.	Australia
Ticketshop (NI) Limited	Northern Ireland
TicketWeb Inc.	Delaware
Ticketweb, Ltd.	United Kingdom
TM Number One Limited	United Kingdom
TM Travel, LLC	Delaware
TM Vista, Inc.	Virginia
TMC Realty, L.L.C.	Delaware
TMOL CS-UK Ltd.	United Kingdom
Travelsmith Outfitters, Inc.	California
Trustic, Inc.	Delaware
TV Travel Europe Ltd.	United Kingdom
TV Travel Group Ltd.	United Kingdom
TV Travel Shop Broadcasting Ltd.	United Kingdom
TV Travel Shop Holidays Ltd.	United Kingdom
TV Travel Shop Ltd.	United Kingdom
uDate.com Ltd.	United Kingdom
uDate.com, Inc.	Delaware
Unicorn Acquisition Corp.	Delaware
USA Electronic Commerce Solutions LLC	Delaware
USA Video Distribution LLC	Delaware
USANi Capital Corp.	Delaware
USANi LLC	Delaware
USANi Sub LLC	Delaware
USA-Vue Funding Corp.	Delaware
Ventana Television Holdings, Inc.	Delaware
Ventana Television, Inc.	Delaware
Window Improvements.com, Inc.	Delaware
Worldex Corporation	Florida
Worldwide Ticket Systems, Inc.	Washington
Worldwide Vacation & Travel, Inc.	Florida
XYZII, Inc.	Washington
ZD Holdings, Inc.	Delaware
Zero Degrees Inc.	Delaware